Exhibit 99.1

Date:	April 25, 2017	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000
HUBBELL REPORTS FIRST QUARTER RESULTS;
NET SALES OF $852 MILLION AND EARNINGS PER DILUTED SHARE OF $1.13 INCLUDING $0.10 OF RESTRUCTURING AND RELATED COSTS (1)

•	Net sales up 2% (acquisitions +1%, organic +1%, FX <-1%)

•	Adjusted diluted EPS(1) up 6% to $1.23

•	Share repurchases of $53 million and acquisitions of ~$110 million through April

•	FY 2017 diluted EPS expectation revised to $5.40 to $5.60

SHELTON, CT. (April 25, 2017) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the first quarter ended March 31, 2017.
Net sales in the first quarter of 2017 were $852 million, an increase of 2% compared to the $835 million reported in the first quarter of 2016. Operating income in the quarter was $104 million as compared to $102 million in the same period of 2016. Excluding restructuring and related costs in both periods, adjusted operating income was $112 million in the first quarter of 2017, compared to $109 million in the first quarter of 2016 (1). Net income attributable to Hubbell in the first quarter of 2017 was $63 million compared to $61 million reported in the comparable period of 2016. Earnings per diluted share for the first quarter of 2017 were $1.13 compared to $1.08 reported in the first quarter of 2016. Excluding restructuring and related costs in both periods, adjusted earnings per diluted share were $1.23 in the first quarter of 2017, compared to $1.16 in the first quarter of 2016 (1).

Net cash provided from operating activities was $63 million in the first quarter of 2017 versus $62 million in the comparable period of 2016. Free cash flow (defined as cash flow from operating activities less capital expenditures) was $49 million in the first quarter of 2017 versus $47 million reported in the comparable period of 2016 (3).

OPERATIONS REVIEW
"Sales growth from end markets in the quarter was complemented by our acquisition activity," said David G. Nord, Chairman, President and Chief Executive Officer. "While performance was more consistent across end markets than it had been over the past several quarters, we continued to see commercial construction and residential markets outgrow higher margin oil and core industrial markets. Notably, global oil markets showed signs of stabilization while the North American luminaire lighting market was soft. Electrical T&D markets expanded in the quarter, driven by distribution.
"Acquisitions remain an important contributor to our growth strategy, and in April, we acquired two businesses. The first is Advance Engineering Corporation (AEC), a gas components manufacturer that complements our existing offering in the natural gas distribution vertical. AEC joins our recent acquisitions of GasBreaker and Lyall to bolster our leadership position in main-to-meter mechanical solutions in this area. The second acquisition is iDevices, a developer with embedded firmware and app development expertise with custom-built Internet of Things Cloud infrastructure. iDevices accelerates our capabilities and expertise in IoT technology, propelling us more quickly toward our vision of providing Tier 3 energy management solutions via connected hardware with a software front-end. Both acquisitions provide tremendous opportunity to differentiate and enhance our broad base of products and solutions in growing markets.
"Operating with discipline also continues to be a focus area," commented Mr. Nord. "Adjusted operating margins in the quarter improved year-over-year, despite price and material cost headwinds across the Company. Strong performance at Power more than offset softness at Electrical. We invested $0.10 of diluted EPS in the quarter in cost reduction actions, and while the necessary restructuring efforts resulted in temporary inefficiencies in Lighting's distribution and manufacturing capabilities, our realized savings are on track with our full year outlook." Mr. Nord added, "We also repurchased $53 million of shares in the quarter."

SEGMENT REVIEW
The comments and year-over-year comparisons in this segment review are based on first quarter results in 2017 and 2016.
Electrical segment net sales in the first quarter of 2017 increased 1% to $588 million compared to $583 million reported in the first quarter of 2016. Organic sales grew 1% in the quarter while acquisitions added 1% and offset foreign currency headwind. Operating income was $50 million, or 8.5% of net sales, compared to $55 million, or 9.5% of net sales, in the same period of 2016. Excluding restructuring and related costs, adjusted operating income was $57 million, or 9.7% of net sales compared to $62 million, or 10.6% of net sales in the same period of 2016 (1). The decreases in adjusted operating income and adjusted operating margin were primarily due to unfavorable price, material costs and mix, partially offset by savings from cost actions(1).
Power segment net sales in the first quarter of 2017 increased 5% to $265 million compared to $252 million reported in the first quarter of 2016. Acquisitions added 4% to net sales in the quarter, while organic sales grew 1% and the impact of foreign currency translation was immaterial. Compared to the first quarter of 2016, operating income increased 16% to $54 million, or 200 basis points to 20.4% of net sales. Excluding restructuring and related costs, adjusted operating income was $56 million, or 21.0% of net sales compared to $47 million, or 18.6% of net sales in the same period of 2016 (1). Changes in adjusted operating income and adjusted operating margin were primarily due to productivity in excess of cost increases.

SUMMARY & OUTLOOK

For the full year 2017, Hubbell anticipates end markets will grow approximately 2% to 3% in the aggregate and acquisitions completed to date will contribute approximately 2% to net sales. This end market outlook includes growth in the oil and gas, as well as industrial, markets of 2% to 4%, compared with 0% to 2% previously; expectations for the other markets are unchanged at 4% to 6% growth for residential, 2% to 4% growth for non-residential, and flat to 2% growth for Electrical T&D. This higher growth is expected to partially offset the restructuring-driven inefficiencies at Lighting. In addition, the Company expects its recent iDevices acquisition will be approximately $0.10 dilutive to 2017 EPS.
In light of the headwind at Lighting and the acquisitions completed to date, including the investment in IoT capabilities via iDevices, the Company is reducing its expectation for 2017 diluted earnings per share by $0.20 to $5.40 to $5.60. This expectation still anticipates approximately $0.25 of restructuring and related costs and $0.20 of incremental savings from restructuring and related actions. Hubbell continues to expect free cash flow to equal net income in 2017.
"We are encouraged by the improved outlook in our end markets, while we continue to experience softness at Lighting as we work through costs related to restructuring initiatives, including facility consolidations and supply chain management, over the next several months. Fixing Lighting's challenges is a critical priority in the near-term, and we have dedicated resources working to develop and implement action plans," Mr. Nord added. "While our recent iDevices acquisition is expected to be dilutive to 2017 EPS, we are confident that our investment in IoT engineering and R&D resources and know-how will drive significant value over time. Our product innovation, customer relationships and complementary acquisitions position us well to capitalize on expanding end markets. Combined with savings from cost actions and effective capital deployment, we are focused on delivering significant shareholder value over the long-term."

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results and outlook, outperforming end markets, capital deployment, restructuring actions, market conditions, foreign exchange rates, shareholder value creation, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as "target", "believe", "continues", "improved", "leading", "improving", "continuing growth", "continued", "ranging", "contributing", "primarily", "plan", "expect", "anticipated", "expected", "expectations", "should result", "uncertain", "goals", "projected", "on track", "likely", "intend" and others. Such forward-looking statements are based on the Company's current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of productivity improvements and cost reduction actions; pension expense; effects of unfavorable foreign currency exchange rates; price and material costs; general economic and business conditions; the impact of and the ability to complete strategic acquisitions and integrate acquired companies; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", and "Quantitative and Qualitative Disclosures about Market Risk" Sections in the Annual Report on Form 10-K for the year ended December 31, 2016.

About the Company
Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2016 revenues of $3.5 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

Contact:

Steve Beers
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

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HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net sales	$852.3	$834.8
Cost of goods sold	590.5	574.9
Gross profit	261.8	259.9
Selling & administrative expenses	157.7	158.0
Operating income	104.1	101.9
Operating income as a % of Net sales	12.2%	12.2%
Interest expense, net	(11.1)	(9.0)
Other income (expense), net	(2.1)	(1.3)
Total other expense, net	(13.2)	(10.3)
Income before income taxes	90.9	91.6
Provision for income taxes	27.0	29.6
Net income	63.9	62.0
Less: Net income attributable to noncontrolling interest	1.1	1.1
Net income attributable to Hubbell	$62.8	$60.9
Earnings Per Share:
Basic	$1.13	$1.08
Diluted	$1.13	$1.08
Cash dividends per common share	$0.70	$0.63

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$381.0	$437.6
Short-term investments	9.8	11.2
Accounts receivable, net	545.0	530.0
Inventories, net	547.8	532.4
Other current assets	34.0	40.1
TOTAL CURRENT ASSETS	1,517.6	1,551.3
Property, plant and equipment, net	437.8	439.8
Investments	59.2	56.4
Goodwill	1,000.5	991.0
Intangible assets, net	427.3	431.5
Other long-term assets	52.2	55.0
TOTAL ASSETS	$3,494.6	$3,525.0
LIABILITIES AND EQUITY
Short-term debt	$5.1	$3.2
Accounts payable	300.1	291.6
Accrued salaries, wages and employee benefits	65.3	82.8
Accrued insurance	60.0	55.8
Other accrued liabilities	145.5	156.2
TOTAL CURRENT LIABILITIES	576.0	589.6
Long-term debt	990.9	990.5
Other non-current liabilities	338.9	341.7
TOTAL LIABILITIES	1,905.8	1,921.8
Hubbell Shareholders’ Equity	1,578.7	1,592.8
Noncontrolling interest	10.1	10.4
TOTAL EQUITY	1,588.8	1,603.2
TOTAL LIABILITIES AND EQUITY	$3,494.6	$3,525.0

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2017	2016
Cash Flows From Operating Activities
Net income attributable to Hubbell	$62.8	$60.9
Depreciation and amortization	24.2	22.7
Stock-based compensation expense	4.2	4.6
Deferred income taxes	0.7	0.5
Changes in working capital	(35.1)	(40.0)
Contributions to defined benefit pension plans	(0.4)	(0.5)
Other, net	6.6	14.1
Net cash provided by operating activities	63.0	62.3
Cash Flows From Investing Activities
Capital expenditures	(13.6)	(15.3)
Acquisition of businesses, net of cash acquired	(19.2)	(172.2)
Net change in investments	(0.9)	(1.0)
Other, net	0.8	0.5
Net cash used in investing activities	(32.9)	(188.0)
Cash Flows From Financing Activities
Long-term debt issuance, net	—	397.0
Short-term debt borrowings, net	2.0	(48.2)
Payment of dividends	(38.8)	(35.5)
Repurchase of common shares	(52.6)	(201.8)
Other, net	(4.7)	(7.0)
Net cash (used) provided by financing activities	(94.1)	104.5
Effect of foreign exchange rate changes on cash and cash equivalents	7.4	(1.5)
Decrease in cash and cash equivalents	(56.6)	(22.7)
Cash and cash equivalents
Beginning of period	437.6	343.5
End of period	$381.0	$320.8

HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016	2017	2016	2017	2016
	Cost of goods sold		S&A expense		Total
Restructuring costs	$4.2	$1.8	$1.3	$4.0	$5.5	$5.8
Restructuring related costs	0.7	0.4	2.1	0.5	2.8	0.9
Restructuring and related costs (non-GAAP measure) (1)	$4.9	$2.2	$3.4	$4.5	$8.3	$6.7

	Three Months Ended March 31,
	2017	2016
Restructuring and related costs included in Cost of goods sold
Electrical	$4.4	$2.2
Power	0.5	—
Total	$4.9	$2.2
Restructuring and related costs included in Selling & administrative expenses
Electrical	$2.5	$4.1
Power	0.9	0.4
Total	$3.4	$4.5

Impact on income before income taxes	$8.3	$6.7
Impact on Net income available to Hubbell common shareholders	5.6	4.5
Impact on Diluted earnings per share	$0.10	$0.08

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016	Change
Net income attributable to Hubbell (GAAP measure)	$62.8	$60.9	3%
Restructuring and related costs, net of tax	5.6	4.5
Adjusted Net Income (1)	$68.4	$65.4	5%

Numerator:
Net income attributable to Hubbell (GAAP measure)	$62.8	$60.9
Less: Earnings allocated to participating securities	(0.2)	(0.2)
Net income available to common shareholders (GAAP measure) [a]	$62.6	$60.7	3%

Adjusted Net Income (1)	$68.4	$65.4
Less: Earnings allocated to participating securities	(0.2)	(0.2)
Adjusted net income available to common shareholders (1) [b]	$68.2	$65.2	5%

Denominator:
Average number of common shares outstanding [c]	55.2	56.3
Potential dilutive shares	0.4	0.2
Average number of diluted shares outstanding [d]	55.6	56.5

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.13	$1.08
Diluted [a] / [d]	$1.13	$1.08	5%

Adjusted earnings per diluted share (1) [b] / [d]	$1.23	$1.16	6%

Full Year 2017
Earnings per diluted share (GAAP measure)	$5.40 - $5.60
Restructuring and related costs	$0.25
Adjusted earnings per diluted share (1)	$5.65 - $5.85

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended March 31,
	2017	2016	Change
Net Sales [a]	$852.3	$834.8	2%

Operating Income
GAAP measure [b]	$104.1	$101.9	2%
Restructuring and related costs	8.3	6.7
Adjusted operating income (1) [c]	$112.4	$108.6	3%

Operating margin
GAAP measure [b] / [a]	12.2%	12.2%	0 bps
Adjusted operating margin (1) [c] / [a]	13.2%	13.0%	+20 bps

Electrical segment	Three Months Ended March 31,
	2017	2016	Change
Net Sales [a]	$587.5	$582.7	1%

Operating Income
GAAP measure [b]	$50.0	$55.4	(10)%
Restructuring and related costs	6.9	6.3
Adjusted operating income (1) [c]	$56.9	$61.7	(8)%

Operating margin
GAAP measure [b] / [a]	8.5%	9.5%	-100 bps
Adjusted operating margin (1) [c] / [a]	9.7%	10.6%	-90 bps

Power segment	Three Months Ended March 31,
	2017	2016	Change
Net Sales [a]	$264.8	$252.1	5%

Operating Income
GAAP measure [b]	$54.1	$46.5	16%
Restructuring and related costs	1.4	0.4
Adjusted operating income (1) [c]	$55.5	$46.9	18%

Operating margin
GAAP measure [b] / [a]	20.4%	18.4%	+200 bps
Adjusted operating margin (1) [c] / [a]	21.0%	18.6%	+240 bps

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	March 31, 2017	December 31, 2016
Total Debt	$996.0	$993.7
Total Hubbell Shareholders’ Equity	1,578.7	1,592.8
Total Capital	$2,574.7	$2,586.5
Total Debt to Total Capital	39%	38%
Less: Cash and Investments	$450.0	$505.2
Net Debt (2)	$546.0	$488.5
Net Debt to Total Capital (2)	21%	19%

Free Cash Flow Reconciliation

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities(a)	$63.0	$62.3
Less: Capital expenditures	(13.6)	(15.3)
Free cash flow (3)	$49.4	$47.0
(a) Comparable period has been recast to reflect the adoption of the new accounting pronouncement for share-based payment (ASU 2016-09) as of January 1, 2017.

HUBBELL INCORPORATED
Footnotes

(1) In order to provide a comparison that we believe provides investors with useful information regarding our underlying performance from period to period and to allow investors to assess the impact of restructuring activities and business transformation initiatives on our results of operations, the Company refers to adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income available to common shareholders, and adjusted earnings per diluted share, each of which excludes restructuring and related costs. Management uses these non-GAAP measures when assessing the performance of the business.

Restructuring costs support our cost reduction efforts involving the consolidation of manufacturing and distribution facilities, workforce reductions and the sale or exit of business units we determine to be non-strategic and is a GAAP measure. Restructuring costs may include severance and employee benefits, asset impairments, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. Restructuring-related costs are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.

Each of the adjusted operating measures, which exclude the impact of restructuring and related costs, are non-GAAP measures. Reconciliations of each of these adjusted operating measures to the most directly comparable GAAP measure can be found in the tables within this press release.

(2) Net debt to total capital is a non-GAAP measure and we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.

(3) Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.